Exhibit 99.1

Iovance Biotherapeutics, Inc. Announces Closing of $57.5 Million Common Stock Public Offering

SAN CARLOS, CALIFORNIA, September 25, 2017 –  Iovance Biotherapeutics, Inc. (NASDAQ: IOVA), a biotechnology company developing novel cancer immunotherapies based on tumor-infiltrating lymphocyte (TIL) technology, today announced the closing of its public offering of 8,846,154 shares of its common stock at a public offering price of $6.50 per share, before underwriting discounts. The shares of common stock issued and sold in the offering at the closing include 1,153,846 shares issued upon the exercise in full by the underwriters of their option to purchase additional shares at the public offering price less the underwriting discount.

The gross proceeds from the offering, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by Iovance, are approximately $57.5 million.

Jefferies LLC and Wells Fargo Securities, LLC were joint book-running managers, Oppenheimer & Co. Inc. was the lead manager, and H.C. Wainwright, LLC and Chardan were co-managers for the offering.

A shelf registration statement on Form S-3 relating to the shares of common stock offered in the public offering was previously filed and declared effective by the Securities and Exchange Commission (the SEC). A preliminary prospectus supplement relating to the shares of common stock sold in this offering was filed with the SEC on September 19, 2017. A final prospectus supplement relating to the offering was filed with the SEC on September 21, 2017. Copies of the final prospectus supplement and the accompanying prospectus may be obtained from Jefferies LLC, 520 Madison Avenue, New York, New York, 10022, or by email to Prospectus_Department@Jefferies.com, or by phone at (877) 821-7388; or from Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York, 10152, or by email to cmclientsupport@wellsfargo.com, or by phone at (800) 326-5897.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iovance Biotherapeutics, Inc.

Iovance Biotherapeutics, Inc. (the Company) is a clinical-stage biotechnology company focused on the development of cancer immunotherapy products for the treatment of various cancers. The Company's lead product candidate is an adoptive cell therapy using tumor-infiltrating lymphocyte (TIL) technology being investigated for the treatment of patients with metastatic melanoma, recurrent and/or metastatic squamous cell carcinoma of the head and neck and recurrent and metastatic or persistent cervical cancer. For more information, please visit http://www.iovance.com.

Forward Looking Statements

Certain matters discussed in this press release are "forward-looking statements". We may, in some cases, use terms such as "predicts," "believes," "potential," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company's statements regarding trends and potential future results and its expectations with respect to its proposed public offering are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, the success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; the strength of the Company's product pipeline; the successful implementation of the Company's research and development programs and collaborations; the success of the Company's license or development agreements; the acceptance by the market of the Company's product candidates, if approved; and other factors, including general economic conditions and regulatory developments, not within the Company's control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements.  A further list and description of the Company's risks, uncertainties and other factors can be found in the Company's most recent Annual Report on Form 10-K and the Company's subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov or www.iovance.com. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

Investor Relations Contact:

Sarah McCabe

Stern Investor Relations, Inc.

212-362-1200

sarah@sternir.com

Media Relations Contact:

Evan Smith/Kotaro Yoshida

FTI Consulting

212-850-5622/212-850-5690

evan.smith@fticonsulting.com

kotaro.yoshida@fticonsulting.com

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